


<ARTICLE> 5
<LEGEND> This schedule contains summary financial information extracted from the Consolidated Balance Sheet as of December 31, 1996 and Consolidated
Statement of Operations for the year ended December 31, 1996 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                         DEC-31-1996
<PERIOD-START>                            JAN-01-1996
<PERIOD-END>                              DEC-31-1996
<CASH>                                             23
<SECURITIES>                                        0
<RECEIVABLES>                                     541<F1>
<ALLOWANCES>                                       26
<INVENTORY>                                       629
<CURRENT-ASSETS>                                1,336
<PP&E>                                          1,519
<DEPRECIATION>                                    681
<TOTAL-ASSETS>                                  2,799
<CURRENT-LIABILITIES>                             698
<BONDS>                                         1,107
<COMMON>                                           55
<PREFERRED-MANDATORY>                               0
<PREFERRED>                                         0
<OTHER-SE>                                        773
<TOTAL-LIABILITY-AND-EQUITY>                    2,799
<SALES>                                         4,387
<TOTAL-REVENUES>                                4,387
<CGS>                                           3,479
<TOTAL-COSTS>                                   4,815<F2>
<OTHER-EXPENSES>                                  (5)
<LOSS-PROVISION>                                   10
<INTEREST-EXPENSE>                                 19
<INCOME-PRETAX>                                 (428)<F2>
<INCOME-TAX>                                       50
<INCOME-CONTINUING>                             (478)<F2>
<DISCONTINUED>                                      0
<EXTRAORDINARY>                                     0
<CHANGES>                                           0
<NET-INCOME>                                    (478)<F2>
<EPS-PRIMARY>                                  (8.70)<F2><F3>
<EPS-DILUTED>                                       0<F4>

<F1> Gross

<F2> Net loss includes a charge of $550 million for the write-down of goodwill and other non-recurring costs of a pretax amount of $96 million, primarily for facility consolidations and other asset write-downs.

<F3> Common shares are based on the weighted average number of shares outstanding subsequent to the distribution on September 30, 1996, assuming the shares issued in connection with the distribution had been issued January 1.

<F4> Information not applicable.

